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                                                                   EXHIBIT 32.01


                        CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the inclusion in the Form 11-K (file number 033-91438) of our report dated June 7, 2002, on the audit of the financial statements of the Crescent Real Estate Equities, Ltd. 401(k) Plan as of December 31, 2001 and for the year then ended, and for the supplemental schedule as of and for the year ended December 31, 2001.


/s/ WHITLEY PENN


Fort Worth, Texas
June 7, 2002